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EXHIBIT 21


Subsidiaries of InaCom Corp.


Name                                                      State of Incorporation

Inacom Communications, Inc..............................................Nebraska

Inacom Business Centers, Inc.............................................Georgia

Inacom Solutions, Inc...................................................Delaware

Inacomp Financial Services, Inc.........................................Michigan

Inacom Services, Inc....................................................Nebraska

Inacom International, Inc...............................................Delaware

Inacom Finance Corp.....................................................Delaware

Perigee Communications, Inc............................................Minnesota

Gorham Clark, Inc.......................................................New York

Networks, Inc............................................................Florida


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